EXHIBIT 10.4

TRADEMARK AND COPYRIGHT ASSIGNMENT

THIS TRADEMARK AND COPYRIGHT ASSIGNMENT (this “Assignment”) is dated as of May 20, 2009, and is by and between FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (d/b/a ARLINGTON ASSET INVESTMENT CORP.), a corporation organized under the laws of the Commonwealth of Virginia (“Assignor”), and FBR CAPITAL MARKETS CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (“Assignee”). Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Assignor and its majority-owned subsidiaries collectively own all right, title and interest in and to the Marks (as such term is defined herein);

WHEREAS, Assignor and its majority-owned subsidiaries collectively own all right, title and interest in and to the Copyrights (as such term is defined herein);

WHEREAS, pursuant to that certain Stock Repurchase Agreement, dated as of May 18, 2009 (“Repurchase Agreement”), by and between Assignor, FBR TRS Holdings, Inc., and Assignee, Assignor agreed to assign to Assignee, and Assignee agreed to accept, the assignment of all rights in the Marks and the Copyrights.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.    “Marks” shall mean all right, title and interest of Assignor and its majority-owned subsidiaries in and to all trademarks and service marks listed on Schedule A hereto and any other trademarks or service marks registered by Assignor or any of its majority-owned subsidiaries and any other trademarks or service marks owned by Assignor or any of its majority-owned subsidiaries, in each case, that relate to the business of the Assignee, including without limitation all trademarks or services marks containing the terms “Friedman,” “Billings,” “Ramsey,” “FBR,” “Pegasus,” or combinations, modifications or versions thereof (collectively, the “FBR Terms”), but specifically excluding any trademarks or services marks containing the terms “Arlington,” “Asset”, “Investment” or “AAIC” or combinations, modifications or versions thereof without containing any of the FBR Terms (provided, however, that all trademarks and service marks containing the term “Arlington” shall be excluded from Marks regardless of any FBR Terms or other terms contained in such trademark or service mark). “Marks” shall include and all related common law rights and any applications and registrations pertaining to the Marks, including any and all rights, priorities and privileges of Assignor provided under United States, state or foreign law, or multinational law, compact, treaty, protocol convention or organization, with respect to the foregoing, and all goodwill associated therewith.

2.    “Copyrights” means all right, title and interest in and to all registered or unregistered copyright(s) and/or copyright registration(s) and/or application(s) related thereto owned by Assignor or its majority-owned subsidiaries and that relate to the business of the Assignee (collectively, the “Copyrights”).

3.    Assignor does hereby assign, sell and transfer to Assignee, its successors and assigns, without any warranty of any kind, all right, title and interest of Assignor or its majority-owned subsidiaries in and to the Marks and all of the goodwill associated therewith and all right, title and interest of Assignor or its majority-owned subsidiaries in and to the Copyrights (without limitation, and all rights to renewal and extension of copyright, to the full term of terms for which the Copyrights may be issued), the same to be held and enjoyed by Assignee, its successors and assigns to the same extent that it would have been held and enjoyed by Assignor or its majority-owned subsidiaries if this Assignment had not been made, together with all claims for damages by reason of past infringement of said Copyrights with the right to sue and collect the same for its own use or for the use of its successors, assigns or other legal representatives, in each case in the United States and all applicable jurisdictions, if any, outside the United States, without limitation, in each case together with the right to recover damages and profits and all other remedies for past infringements thereof.

4.    To the extent that Assignee desires that Assignor or its majority-owned subsidiaries deliver copies of documents, data, records or other information included in the Copyrights, the Parties will cooperate and act in mutual good faith to cause the delivery of such materials, with each of Assignee and Assignor bearing one half (1/2) of the actual, reasonable costs of such delivery.

5.    Assignor hereby authorizes the Register of Copyrights of the United States and other empowered officials of the United States Copyright Office and the United States Patent and Trademark Office and/or the appropriate empowered officials in relevant jurisdictions outside the United States to transfer all registrations for the Copyrights and the Marks to Assignee as assignee of the entire right, title and interest therein or otherwise as Assignee may direct, in accordance with this instrument of assignment.

6.    Assignor will take, or cause to be taken, all such other and further action as may reasonably be required by Assignee in order to effect the assignment contemplated hereby, including without limitation, to the extent required, filing affidavits of use, completing registrations for pending Marks and subsequently transferring such Marks to Assignee in accordance with the terms hereof.

7.    Assignor shall cause its majority-owned subsidiaries to perform any and all actions necessary to effect the performance of this Agreement.

8.    This Assignment is executed and delivered pursuant to the Repurchase Agreement. Nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change or rescind the provisions, including the warranties, covenants, agreements, conditions, or in general, any rights, remedies or obligations of the parties as set forth in the Repurchase Agreement, and in the event of any conflict between the terms and conditions of the Repurchase Agreement and the terms and conditions of this Assignment, the Repurchase Agreement shall control.

9.    This Assignment shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

10.    This Assignment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provisions or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia. The Parties agree, for the purposes of any action arising out of or relating to this Assignment, to commence any such action solely in the state or federal courts located in the Commonwealth of Virginia.

11.    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.    This Assignment may not be amended, supplemented or modified except by an agreement in writing that makes specific reference to this Assignment and which is signed by an authorized representative of each of the Parties. The failure of a Party to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way affect the validity of this Assignment or any part hereof or the right of such Party thereafter to enforce each and every provision of this Assignment. No waiver of any breach of or noncompliance with this Assignment shall be held to be a waiver of any other or subsequent breach or noncompliance.

13.    Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

14.    Nothing contained in this Assignment shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or a successor or permitted assign of such a Party.

15.    Ambiguities, inconsistencies or conflicts in this Assignment will not be strictly construed against either Party but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the Parties’ intentions at the time this Assignment is entered into and common practice in the industry. This Assignment shall be construed as if drafted jointly by all of the Parties.

16.    This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument. This Assignment shall become binding when both counterparts have been signed by the Parties and delivered to each of the Parties by electronic means or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (d/b/a ARLINGTON ASSET INVESTMENT CORP.)

By:	/s/ J. Rock Tonkel, Jr.
Name: J. Rock Tonkel, Jr. Title: President and Chief Operating Officer

AGREED AND ACKNOWLEDGED

FBR CAPITAL MARKETS CORPORATION

By:	/s/ Richard J. Hendrix
Name: Richard J. Hendrix Title: President and Chief Executive Officer